                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           ------------------------

                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  January 31, 1999

                           ------------------------

                             GOODNOISE CORPORATION
            (Exact name of registrant as specified in its charter)

     Florida                       0-24671                        65-0207877
 (State or other                 (Commission                   (I.R.S. Employer
 jurisdiction of                 File Number)                   Identification
 incorporation or                                                   Number)
 organization)

719 Colorado Ave., Palo Alto, California                   94303
(Address of principal executive offices)                 (Zip Code)

      Registrant's telephone number, including area code:  (650) 322-8910

Item 2.  Acquisition or Disposition of Assets

     On January 31, 1999, pursuant to an Agreement and Plan of Reorganization dated as of October 8, 1998, as amended (the "Reorganization Agreement"), by and among GoodNoise Corporation, a Florida corporation ("GoodNoise"), GN Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of GoodNoise ("Sub"), and Creative Fulfillment, Inc., a California corporation ("Emusic"), and the shareholders of Emusic (the "Shareholders"), GoodNoise completed the acquisition of Emusic, and Emusic became a wholly-owned subsidiary of GoodNoise (the "Merger"). Under the terms of the Reorganization Agreement, GoodNoise will issue 630,190 shares of GoodNoise Common Stock and pay approximately $300,000 in cash.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Pursuant to Item 7(a)(4) of Form 8-K, the financial statements of Emusic required pursuant to Rule 3-05 of Regulation S-X will be filed as soon as practicable, but no later than 60 days from the date this form was filed.

     (b) Pursuant to Item 7(a)(4) of Form 8-K, the pro forma financial information of Emusic required pursuant to Article 11 of Regulation S-X will be filed as soon as practicable, but no later than 60 days from the date this form was filed.

     (c)  Exhibits
          --------

          Exhibit No.      Description
          -----------      -----------

          2.1 Agreement and Plan of Reorganization by and among GoodNoise Corporation, Creative Fulfillment, Inc., GN Acquisition Corp and certain other parties dated as of October 8, 1998 (previously filed as Exhibit 2.2 to the Registrant's Form 10SB/A filed with the Commission on December 24, 1998

          99.1 Press Release dated February 9, 1999 announcing the effectiveness of the Merger.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GoodNoise Corporation


February 9, 1999                        By:  /s/ Joseph Howell
                                           ---------------------------------
                                             Joseph Howell
                                             Executive Vice President and
                                             Chief Financial Officer

                                 INDEX TO EXHIBITS


Exhibit No.       Description
-----------       -----------


99.1 Press Release dated February 9, 1999 announcing the effectiveness of the Merger.